UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 19, 2026
Date of Report (Date of earliest event reported)

POLARIS INC.
(Exact name of registrant as specified in its charter)

Delaware			1-11411	41-1790959
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55	Medina	Minnesota		55340
(Address of principal executive offices)				(Zip Code)
(763) 542-0500
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On Friday, June 19, 2026, the Board of Directors (the "Board") of Polaris Inc. (the "Company") appointed Dustin J. Semach to the Board effective immediately. Mr. Semach was appointed as a Class III director and as a member of the Audit Committee and the Compensation Committee.

Mr. Semach is currently president and chief executive officer ("CEO") of Sealed Air Corporation ("Sealed Air"), a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. Mr. Semach was promoted to president and CEO of Sealed Air in February 2025. He joined Sealed Air as chief financial officer ("CFO") in early 2023 and served as interim co-president and Co-CEO from October 2023 to June 2024. Before joining Sealed Air, he served as CEO at TTEC Holdings, Inc., a global public customer experience technology and services company, as well as CFO at Rackspace Technology, Inc., a public cloud computing company. He also held leadership positions at large-cap information technology services businesses including DXC Technology, Computer Sciences Corporation, and IBM. Mr. Semach has more than 20 years of professional experience in strategy, business transformation, at-scale M&A, finance, technology and operations. He holds a bachelor's degree in computer science from Clemson University and a master's degree in business administration from Northeastern University.

As a non-employee director, Mr. Semach will be eligible to receive director and committee fees, participate in the Polaris Inc. Deferred Compensation Plan for Directors, receive grants under the Polaris Inc. 2024 Omnibus Incentive Plan (as amended and restated April 30, 2026), and use Company products, all as described under the caption, "Director Compensation" in the Company's proxy statement for its 2026 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 17, 2026, subject to the following changes to the director compensation amounts recently approved by the Board, which became effective April 30, 2026: (i) the annual Audit Committee member's retainer fee increased to $12,500, (ii) the annual Compensation Committee member's retainer fee increased to $10,000, and (iii) the grant date fair value of the annual award of deferred stock units increased to $175,000.

Mr. Semach has no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, nor are any such transactions currently proposed.

On Monday, June 22, 2026, the Company issued a press release regarding Mr. Semach's appointment to the Board, which is attached hereto as Exhibit 99.1.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated June 22, 2026 of Polaris Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 22, 2026
POLARIS INC.

/s/ Matthew S. Winings
Matthew S. Winings
Senior Vice President—General Counsel and Corporate Secretary